Exhibit A

EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.0001 per share, of Local Bounti Corporation (this “Agreement”), is being filed, and all amendments thereto will be filed, by Leo Investors III LP as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 11, 2022

Leo Investors III LP

By: Leo Investors GP III Ltd., its general partner

/s/ Simon Brown
Name: Simon Brown
Title: Director

Leo Investors GP III Ltd

/s/ Simon Brown
Name: Simon Brown
Title: Director